AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 7, 2020

Registration No. 333-175020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STR Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-1023344
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

10 Water Street

Enfield, Connecticut 06082

(Address of principal executive offices)

STR Holdings, Inc.

2010 Employee Stock Purchase Plan

(Full Title of the Plan)

_____________________________________________________________________________________________________

Robert S. Yorgensen

President and Chief Executive Officer

Enfield, Connecticut 06082

(860) 272-4235

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Philip J. Flink, Esq.

Brown Rudnick LLP

One Financial Center

Boston, MA 02111

Telephone: (617) 856-8200

Facsimile: (617) 856-8201

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)
		Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 (the “Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-175020) (the “Registration Statement”) of STR Holdings, Inc. (the “Company”) pertaining to the registration of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) issuable under the STR Holdings, Inc. 2010 Employee Stock Purchase Plan (the “Plan”), which was filed on June 20, 2011 with the Securities and Exchange Commission.

Pursuant to this Amendment, the Company hereby removes and withdraws from registration all shares of the Company’s Common Stock that remain unissued under the Registration Statement. As a result of this deregistration, no securities remain registered for issuance pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Enfield, State of Connecticut, on February 7, 2020.

STR HOLDINGS, INC.

By:	/s/ Robert S. Yorgensen
Name: Robert S. Yorgensen
Title: Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert S. Yorgensen	Chairman, President and Chief Executive Officer (principal executive officer)	February 7, 2020
Robert S. Yorgensen

/s/ Thomas D. Vitro	Vice President, Chief Financial Officer and Chief Accounting Officer (principal financial officer)	February 7, 2020
Thomas D. Vitro

/s/ John A. Janitz	Director	February 7, 2020
John A. Janitz

/s/ Andrew M. Leitch	Director	February 7, 2020
Andrew M. Leitch

/s/ Xin Lin	Director	February 7, 2020
Xin Lin

	Director	________________
Jun Tang

/s/ Ping (Daniel) Yu	Director	February 7, 2020
Ping (Daniel) Yu

/s/ Lenian (Charles) Zha	Director	February 7, 2020
Lenian (Charles) Zha